Exhibit 99.(10)(a)

[SUTHERLAND ASBILL & BRENNAN LETTERHEAD]

April 24, 2003

—————————

United Investors Life

Insurance Company

2001 Third Avenue South

Birmingham, AL 35233

RE:            Titanium Annuity Variable Account

                  Form N-4 File No. 333-43022

Gentlemen:

We hereby consent to the reference to our name under the caption “Legal Matters” in the Statement of Additional Information filed as part of Post-Effective Amendment No. 3 to the Registration Statement on Form N-4 filed by United Investors Life Insurance Company for certain variable annuity policies (File No. 333-43022). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

SUTHERLAND ASBILL & BRENNAN LLP

By:	/s/ FREDERICK R. BELLAMY
Frederick R. Bellamy